Exhibit 99.2

CONTENT 03 COMPANY INFORMATION 04 OVERVIEW 05 PORTFOLIO Triple-Net Portfolio Same Store Triple-Net Portfolio Top 10 Relationships Senior Housing - Managed Portfolio Same Store Senior Housing - Managed Portfolio Loans and Other Investments | Development Pipeline NOI Concentrations Geographic Concentrations Lease Expirations 15 CAPITALIZATION Overview Indebtedness Debt Maturity Credit Metrics and Ratings 19 FINANCIAL INFORMATION Condensed Consolidated Financial Statements - Statements of Income Condensed Consolidated Financial Statements - Balance Sheets Condensed Consolidated Financial Statements - Statements of Cash Flows FFO, Normalized FFO, AFFO and Normalized AFFO Components of Net Asset Value (NAV) 24 APPENDIX Disclaimer Reporting Definitions Discussion and Reconciliation of Certain Non-GAAP Financial Measures: http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap 2 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
COMPANY INFORMATION

SENIOR MANAGEMENT

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Harold Andrews Jr.
Executive Vice President, Chief Financial Officer and Secretary

Talya Nevo-Hacohen
Executive Vice President, Chief Investment Officer and Treasurer

BOARD OF DIRECTORS

Rick Matros
Chairman of the Board, President and Chief Executive Officer

Michael Foster
Lead Independent Director

Raymond Lewis
Director

Craig Barbarosh
Director

Ronald Geary
Director

Jeffrey Malehorn
Director

Robert Ettl
Director

Lynne Katzmann
Director

Milton Walters
Director

CONTACT INFORMATION

Sabra Health Care REIT, Inc.
18500 Von Karman Avenue
Suite 550
Irvine, CA 92612
888.393.8248
sabrahealth.com

Transfer Agent
American Stock Transfer and Trust Company
6201 15th Avenue
Brooklyn, NY 11219

3 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA | OVERVIEW

Financial Metrics

Dollars in thousands, except per share data

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Revenues	$ 219,366	$ 356,139
Net operating income	198,248	327,521
Cash net operating income	181,145	308,725
Diluted per share data attributable to common stockholders:		
EPS	$ 0.46	$ 0.03
FFO	0.76	1.20
Normalized FFO	0.46	0.94
AFFO	0.72	1.19
Normalized AFFO	0.46	0.93
Dividends per common share	0.45	0.45

Capitalization and Market Facts

	June 30, 2019
Common shares outstanding	189.5 million
Common equity Market Capitalization	$3.7 billion
Total Debt [1]	$3.1 billion
Total Enterprise Value [1]	$6.7 billion
Common stock closing price	$19.69
Common stock 52-week range	$15.70 - $23.83
Common stock ticker symbol	SBRA

Key Credit Metrics [2]

	June 30, 2019
Net Debt to Adjusted EBITDA	5.31x
Including unconsolidated joint venture	5.76x
Interest Coverage	4.62x
Fixed Charge Coverage Ratio	4.46x
Total Debt/Asset Value	39%
Secured Debt/Asset Value	2%
Unencumbered Assets/Unsecured Debt	246%

Portfolio

Dollars in thousands

As of June 30, 2019	Property Count	Investment	Beds/Units	Occupancy Percentage [3]
Investment in Real Estate Properties, gross				
Triple-Net Portfolio:				
Skilled Nursing / Transitional Care	304	$ 3,712,541	33,879	82.6%
Senior Housing - Leased	62	646,092	4,011	85.3
Specialty Hospitals and Other	22	621,236	1,085	90.4
Total Triple-Net Portfolio	388	4,979,869	38,975	
Senior Housing - Managed	44	863,341	4,470	89.2
Consolidated Equity Investments	432	5,843,210	43,445	
Unconsolidated Joint Venture Senior Housing - Managed	170	735,200	7,538	81.8
Total Equity Investments	602	6,578,410	50,983	
Investment in Direct Financing Lease, net	1	23,642		
Investments in Loans Receivable, gross [4]	20	66,449		
Preferred Equity Investments, gross [5]	9	44,327		
Total Investments	632	$ 6,712,828		

Includes 69 relationships in 44 U.S. states and Canada

(1) Includes Sabra's 49% pro rata share of the debt of its unconsolidated joint venture.
(2) See page 18 of this supplement for important information about these credit metrics.
(3) Occupancy Percentage is presented for the trailing twelve month period and one quarter in arrears, except for Senior Housing - Managed, which is presented for the current period on a trailing three month basis.
(4) Two of our investments in loans receivable contain purchase options on two Senior Housing developments with an aggregate of 42 beds/units.
(5) Our preferred equity investments include investments in entities owning eight Senior Housing developments with an aggregate of 950 units and one Skilled Nursing/Transitional Care development with 120 beds.

4 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
PORTFOLIO
Triple-Net Portfolio

Triple-Net Portfolio

Dollars in thousands

As of June 30, 2019

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total
Number of Properties	304	62	22	388
Number of Beds/Units	33,879	4,011	1,085	38,975
Investment	$ 3,712,541	$ 646,092	$ 621,236	$ 4,979,869

Triple-Net Portfolio — Skilled Nursing/Transitional Care [(1)]

Dollars in thousands

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Number of Properties	304	304	335	350	352
Number of Beds	33,879	34,049	37,628	39,848	40,077
Cash NOI	$ 75,703	$ 75,411	$ 77,373	$ 91,533	$ 97,439
EBTIDAR Coverage	1.24x	1.25x	1.28x	1.30x	1.27x
EBITDARM Coverage	1.72x	1.73x	1.76x	1.77x	1.74x
Occupancy	82.6%	82.5%	82.8%	82.6%	81.8%
Skilled Mix	39.5%	39.2%	39.4%	39.1%	39.1%

Triple-Net Portfolio — Senior Housing - Leased [(1)]

Dollars in thousands

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Number of Properties	62	88	90	91	89
Number of Units	4,011	7,147	7,332	7,309	7,173
Cash NOI	$ 11,246	$ 21,948	$ 21,875	$ 21,741	$ 21,918
EBTIDAR Coverage	1.07x	1.04x	1.06x	1.07x	1.06x
EBITDARM Coverage	1.25x	1.21x	1.24x	1.24x	1.24x
Occupancy	85.3%	86.6%	86.7%	85.7%	86.2%

Triple-Net Portfolio — Specialty Hospitals and Other [(1)]

Dollars in thousands

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Number of Properties	22	22	22	22	22
Number of Beds	1,085	1,085	1,085	1,085	1,085
Cash NOI	$ 12,796	$ 12,608	$ 12,177	$ 12,100	$ 12,000
EBTIDAR Coverage	2.89x	2.93x	2.94x	3.19x	3.25x
EBITDARM Coverage	3.18x	3.22x	3.22x	3.48x	3.54x
Occupancy	90.4%	89.3%	89.6%	88.9%	86.3%

(1) EBITDAR Coverage, EBITDARM Coverage, Occupancy Percentage and Skilled Mix (collectively, "Operating Statistics") for each period presented include only facilities owned by the Company as of the end of the period presented for the duration that such facilities were classified as Stabilized Facilities. Operating Statistics are only included in periods subsequent to our acquisition except for (i) the legacy CCP tenants, which are presented as if these real estate investments were owned by Sabra during the entire period presented and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP and (ii) EBITDAR Coverage and EBITDARM Coverage for the North American Healthcare portfolio is presented on a trailing twelve month basis and consists of the EBITDAR Coverage and EBITDARM Coverage, respectively, for facilities owned by Sabra in periods subsequent to our acquisition and underwritten stabilized EBTIDAR Coverage and EBITDARM Coverage, respectively, for periods preceding our acquisition. In addition, Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears. As such, Operating Statistics exclude assets acquired after March 31, 2019.

5 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
PORTFOLIO
Same Store Triple-Net Portfolio

Same Store Triple-Net Portfolio [1]

Dollars in thousands

	Skilled Nursing/Transitional Care		Senior Housing - Leased		Specialty Hospitals and Other	
	2Q 2019	1Q 2019	2Q 2019	1Q 2019	2Q 2019	1Q 2019
Number of Properties	304	304	62	62	22	22
Number of Beds/Units	33,879	33,879	4,011	4,011	1,085	1,085
Cash NOI	$ 75,582	$ 71,800	$ 10,932	$ 11,732	$ 12,451	$ 12,283

Same Store Triple-Net Portfolio — Operating Statistics [2]

	Skilled Nursing/Transitional Care		Senior Housing - Leased		Specialty Hospitals and Other	
	2Q 2019	1Q 2019	2Q 2019	1Q 2019	2Q 2019	1Q 2019
EBTIDAR Coverage	1.27x	1.28x	1.15x	1.15x	2.89x	2.93x
EBITDARM Coverage	1.76x	1.77x	1.33x	1.33x	3.18x	3.22x
Occupancy	83.0%	83.2%	86.1%	84.9%	90.4%	89.3%
Skilled Mix	39.4%	39.7%	NA	NA	NA	NA

(1) Same store triple-net portfolio includes all facilities owned for the full period in both comparison periods.
(2) Same store Operating Statistics are presented for the twelve months ended at the end of the respective period and one quarter in arrears for Stabilized Facilities owned for the full period in all comparison periods and reflect the previously announced rent repositioning program for certain of our tenants who were legacy tenants of CCP.

6 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
PORTFOLIO
Top 10 Relationships

Top 10 Relationships

		As of June 30, 2019		Twelve Months Ended	
Tenant	Primary Facility Type	Number of Sabra Properties [1]	% of Annualized Cash NOI	June 30, 2019 Lease Coverage [2]	March 31, 2019 Lease Coverage [2]
Enlivant	Assisted Living	181	9.2%	NA	NA
Avamere Family of Companies [3]	Skilled Nursing	29	8.2%	1.22x	1.30x
North American Healthcare	Skilled Nursing	24	7.1%	1.07x	1.09x
Signature Healthcare	Skilled Nursing	44	7.1%	1.23x	1.25x
Cadia Healthcare [4]	Skilled Nursing	9	6.8%	1.46x	1.47x
Signature Behavioral [5]	Behavioral Hospitals	6	6.3%	1.45x	1.45x
Holiday AL Holdings LP	Independent Living	21	5.4%	NA	NA
Genesis Healthcare, Inc. [3]	Skilled Nursing	11	4.7%	1.21x	1.22x
Healthmark Group [6]	Skilled Nursing	18	3.2%	1.17x	1.26x
The McGuire Group	Skilled Nursing	7	3.0%	1.74x	1.84x
		350	61.0%		

(1) Consists of properties directly owned by us and properties owned through our joint venture with Enlivant.
(2) Lease Coverage for tenants is defined as the EBITDAR Coverage for Stabilized Facilities operated by the applicable tenant, unless there is a corporate guarantee and the guarantor level fixed charge coverage is a more meaningful indicator of the tenant's ability to make rent payments. Lease Coverage is presented one quarter in arrears.
(3) Lease Coverage reflects guarantor level fixed charge coverage for these relationships.
(4) Lease Coverage reflects EBITDAR Coverage for four Stabilized Facilities and excludes five pre-stabilized facilities that were transitioned to Cadia representing 4.7% of Annualized Cash NOI.
(5) Lease Coverage reflects EBITDAR Coverage for five Stabilized Facilities and excludes one pre-stabilized facility representing 0.8% of Annualized Cash NOI.
(6) Lease Coverage reflects EBITDAR Coverage for 13 Stabilized Facilities and excludes five pre-stabilized facilities that were transitioned to Healthmark Group representing 0.9% of Annualized Cash NOI.

7 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA

PORTFOLIO

Senior Housing - Managed Portfolio

Senior Housing - Managed Portfolio by Operator [1]

Dollars in thousands, except REVPOR

	2Q 2019							2Q 2018
	Enlivant							
	Sabra's Share of Unconsolidated JV [2]	Wholly-Owned	Total Enlivant	Holiday	Sienna	Other	Total	Total
Property Type	AL	AL	AL	IL	IL	AL	AL / IL	AL / IL
Number of Properties	170	11	181	21	8	4	214	196
Number of Units	7,538	631	8,169	2,867	756	216	12,008	9,364
Investment	$ 735,200	$ 126,857	$ 862,057	$ 554,600	$ 127,405	$ 54,479	$ 1,598,541	$ 1,039,818
Capital Expenditures:								
Recurring	$ 888	$ 105	$ 993	$ 336	$ 284	$ 26	$ 1,639	$ 1,270
Non-recurring	$ 1,336	$ —	$ 1,336	$ 142	$ 126	$ 94	$ 1,698	$ 768
Revenues	$ 37,755	$ 9,284	$ 47,039	$ 18,857	$ 4,916	$ 3,014	$ 73,826	$ 53,948
Cash NOI	$ 9,361	$ 2,480	$ 11,841	$ 6,952	$ 1,925	$ 475	$ 21,193	$ 13,872
Cash NOI Margin %	24.8%	26.7%	25.2%	36.9%	39.2%	15.8%	28.7%	25.7%
REVPOR	$ 4,272	$ 5,431	$ 4,466	$ 2,459	$ 2,191	$ 5,924	$ 3,487	$ 3,857
Occupancy	81.8%	90.7%	83.2%	89.1%	89.6%	81.8%	85.9%	83.8%

Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Number of Properties	44	23	23	24	24
Number of Units	4,470	1,603	1,603	1,712	1,712
Capital Expenditures:					
Recurring	$ 751	$ 256	$ 611	$ 499	$ 296
Non-recurring	$ 362	$ 147	$ 245	$ 292	$ 333
Revenues	$ 36,071	$ 17,022	$ 17,630	$ 17,249	$ 17,291
Cash NOI	$ 11,832	$ 5,005	$ 5,168	$ 4,743	$ 5,145
Cash NOI Margin %	32.8%	29.4%	29.3%	27.5%	29.8%
REVPOR - AL	$ 5,510	$ 5,432	$ 5,526	$ 5,118	$ 5,207
REVPOR - IL	$ 2,399	$ 2,189	$ 2,166	$ 2,058	$ 2,038
Occupancy	89.2%	89.8%	91.5%	91.5%	91.4%

Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Number of Properties	170	172	172	172	172
Number of Units	7,538	7,652	7,652	7,652	7,652
Capital Expenditures:					
Recurring	$ 888	$ 602	$ 1,287	$ 1,052	$ 974
Non-recurring	$ 1,336	$ 579	$ 591	$ 278	$ 435
Revenues	$ 37,755	$ 38,003	$ 38,820	$ 36,940	$ 36,657
Cash NOI	$ 9,361	$ 9,829	$ 9,918	$ 8,747	$ 8,727
Cash NOI Margin %	24.8%	25.9%	25.5%	23.7%	23.8%
REVPOR (all AL)	$ 4,272	$ 4,159	$ 4,230	$ 4,017	$ 4,051
Occupancy	81.8%	81.2%	81.7%	81.8%	80.5%

(1) REVPOR and Occupancy Percentage include only facilities owned by the Company as of the end of the period presented for the duration that such facilities were classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

8 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
PORTFOLIO
Same Store Senior Housing - Managed Portfolio

Same Store Senior Housing - Managed Portfolio — Wholly-Owned [1]

Dollars in thousands, except REVPOR

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Number of Properties	23	23	23	23	23
Revenues	$ 17,214	$ 17,022	$ 17,491	$ 16,808	$ 16,841
Cash NOI	$ 4,880	$ 5,005	$ 5,141	$ 4,662	$ 5,035
Cash NOI Margin %	28.3%	29.4%	29.4%	27.7%	29.9%
REVPOR - AL	$ 5,510	$ 5,432	$ 5,526	$ 5,118	$ 5,207
REVPOR - IL	$ 2,191	$ 2,189	$ 2,166	$ 2,145	$ 2,124
Occupancy	89.3%	89.8%	91.5%	91.6%	91.4%

Same Store Senior Housing - Managed Portfolio — Sabra's Share of Unconsolidated JV [1][2]

Dollars in thousands, except REVPOR

	2Q 2019	1Q 2019	4Q 2018	3Q 2018	2Q 2018
Number of Properties	170	170	170	170	170
Revenues	$ 37,717	$ 37,768	$ 38,563	$ 36,707	$ 36,416
Cash NOI	$ 9,381	$ 9,835	$ 9,952	$ 8,771	$ 8,734
Cash NOI Margin %	24.9%	26.0%	25.8%	23.9%	24.0%
REVPOR (all AL)	$ 4,272	$ 4,171	$ 4,243	$ 4,029	$ 4,062
Occupancy	81.8%	81.7%	82.1%	82.3%	80.9%

(1) Same store Senior Housing - Managed portfolio includes all facilities owned for the full period in all comparison periods. REVPOR and Occupancy Percentage include only facilities in the same store Senior Housing - Managed portfolio for the duration that such facilities were classified as Stabilized Facilities. In addition, revenues, Cash NOI and REVPOR have been adjusted for changes in the foreign currency exchange rate where applicable.

(2) Reflects Sabra's 49% pro rata share of applicable amounts related to its unconsolidated joint venture with Enlivant.

9 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA

PORTFOLIO

Loans and Other Investments | Development Pipeline

Loans Receivable and Other Investments

Dollars in thousands

As of June 30, 2019

Loan Type	Number of Loans	Property Type	Principal Balance	Book Value	Weighted Average Contractual Interest Rate	Weighted Average Annualized Effective Interest Rate	Interest Income Three Months Ended June 30, 2019 [(1)]	Maturity Date
Mortgage	1	Specialty Hospital	$ 19,000	$ 19,000	10.0%	10.0%	$ 480	01/31/27
Construction	2	Senior Housing	5,363	5,418	8.0%	7.7%	105	04/30/21-09/30/22
Other	17	Multiple	48,365	44,418	6.8%	7.3%	606	02/28/19-08/31/28
	20		72,728	68,836	7.7%	8.1%	$ 1,191	
Loan loss reserve			—	(1,960)				
			$ 72,728	$ 66,876				

Other Investment Type	Number of Investments	Property Type	Total Funding Commitments	Total Amount Funded	Book Value	Rate of Return	Other Income Three Months Ended June 30, 2019 [(1)]
Preferred Equity	9	Skilled Nursing / Senior Housing	$ 35,192	$ 35,192	$ 44,327	12.0%	$ 1,277

Proprietary Development Pipeline [(2)]

Dollars in thousands

As of June 30, 2019

	Investment Type		Property Type		Investment Amount [(3)]		Estimated Real Estate Value Upon Completion			
State	Loan	Preferred Equity	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Skilled Nursing/ Transitional Care	Senior Housing	Weighted Average Initial Cash Lease Yield	Certificate of Occupancy Timing [(4)]
Indiana	—	3	—	3	$ —	$ 18,709	$ —	$ 97,000	7.4%	Q1 2017-Q3 2017
Kentucky	—	1	—	1	—	2,923	—	25,000	7.4%	Q4 2015
Ohio	—	2	—	2	—	11,479	—	68,000	7.3%	Q1 2018-Q4 2019
Texas	1	2	1	2	3,608	7,906	14,475	28,400	8.1%	Q3 2015-Q2 2019
	1	8	1	8	$ 3,608	$ 41,017	$ 14,475	$ 218,400	7.5%	

(1) Includes income related to loans receivable and other investments held as of June 30, 2019.
(2) Includes projects invested in or committed to as of June 30, 2019.
(3) Investment amount excludes accrued and unpaid interest receivable.
(4) Certificate of occupancy timing represents the period in which the certificate of occupancy has been received for a development project where construction has been completed or when the certificate of occupancy is expected to be received for a development project that is currently under construction.

10 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

PORTFOLIO NOI Concentrations (1) As of June 30, 2019 RELATIONSHIP CONCENTRATION Enlivant: 9.2% Avamere Family of Companies: 8.2% North American Healthcare: 7.1% Signature Healthcare: 7.1% Other: 61.6% Cadia Healthcare: 6.8% ASSET CLASS CONCENTRATION Senior Housing - Managed: 16.4% Senior Housing - Leased: 9.8% Skilled Nursing/ Specialty Hospital Transitional and Other: 9.7% Care: 62.0% Interest and Other Income: 2.1% PAYOR SOURCE CONCENTRATION (2) Private Pay: 41.3% Non-Private: 58.7% (1) Concentrations are calculated using Annualized Cash NOI. Relationship and asset class concentrations use Annualized Cash NOI for real estate investments, investments in loans receivable and other investments, and investment in unconsolidated joint venture. Payor source concentration excludes Annualized Cash NOI from investments in loans receivable and other investments. (2) Tenant and borrower revenue presented one quarter in arrears. 11 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA

PORTFOLIO

Geographic Concentrations

Property Type

As of June 30, 2019

Location	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	41	9	4	14	68	15.7%	29	97	16.1%
Indiana	14	1	—	—	15	3.5	21	36	6.0
Washington	15	1	1	—	17	3.9	17	34	5.6
Oregon	16	4	—	—	20	4.6	11	31	5.1
California	24	—	1	4	29	6.7	—	29	4.8
Kentucky	24	—	—	1	25	5.8	1	26	4.3
Wisconsin	9	3	3	—	15	3.5	10	25	4.2
Ohio	6	1	—	—	7	1.6	15	22	3.7
Pennsylvania	3	—	5	—	8	1.9	11	19	3.2
Massachusetts	18	—	—	—	18	4.2	—	18	3.0
Other (34 states & Canada)	134	43	30	3	210	48.6	55	265	44.0
Total	304	62	44	22	432	100.0%	170	602	100.0%
% of Consolidated Total	70.4%	14.3%	10.2%	5.1%	100.0%				
% of Total	50.5%	10.3%	7.3%	3.7%	71.8%		28.2%	100.0%	

Distribution of Beds/Units

As of June 30, 2019

		Property Type								
Location	Total Number of Properties	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Consolidated Total	% of Consolidated Total	Unconsolidated JV Senior Housing - Managed	Total	% of Total
Texas	97	4,816	577	653	366	6,412	14.7%	1,122	7,534	14.8%
Kentucky	26	2,598	—	—	40	2,638	6.1	55	2,693	5.3
Indiana	36	1,547	140	—	—	1,687	3.9	963	2,650	5.2
Washington	34	1,658	52	113	—	1,823	4.2	725	2,548	5.0
California	29	2,058	—	102	340	2,500	5.7	—	2,500	4.9
Oregon	31	1,520	377	—	—	1,897	4.4	399	2,296	4.5
Massachusetts	18	2,209	—	—	—	2,209	5.1	—	2,209	4.3
Wisconsin	25	788	113	219	—	1,120	2.6	665	1,785	3.5
North Carolina	15	1,454	—	237	—	1,691	3.9	—	1,691	3.3
New York	10	1,566	—	105	—	1,671	3.8	—	1,671	3.3
Other (34 states & Canada)	281	13,665	2,752	3,041	339	19,797	45.6	3,609	23,406	45.9
Total	602	33,879	4,011	4,470	1,085	43,445	100.0%	7,538	50,983	100.0%
% of Consolidated Total		78.0%	9.2%	10.3%	2.5%	100.0%				
% of Total		66.4%	7.9%	8.8%	2.1%	85.2%		14.8%	100.0%	

12 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
PORTFOLIO
Geographic Concentrations Continued

Investment (1)

Dollars in thousands

As of June 30, 2019

Location	Total Number of Properties	Property Type: Skilled Nursing/ Transitional Care	Senior Housing - Leased	Senior Housing - Managed	Specialty Hospitals and Other	Total	% of Total
Texas	68	$ 389,251	$ 81,305	$ 143,523	$ 196,098	$ 810,177	13.9%
California	29	435,612	—	36,271	224,761	696,644	11.9
Oregon	20	264,892	86,733	—	—	351,625	6.0
Maryland	9	321,647	6,575	—	—	328,222	5.6
New York	10	297,326	—	19,862	—	317,188	5.4
Kentucky	25	228,773	—	—	30,313	259,086	4.4
Washington	17	188,548	10,686	27,353	—	226,587	3.9
Arizona	8	31,977	10,348	37,715	121,757	201,797	3.5
Indiana	15	174,427	26,161	—	—	200,588	3.4
North Carolina	15	123,462	—	68,066	—	191,528	3.3
Other (31 states & Canada) (2)	216	1,256,626	424,284	530,551	48,307	2,259,768	38.7
Total	432	$ 3,712,541	$ 646,092	$ 863,341	$ 621,236	$ 5,843,210	100.0%
% of Total investment		63.5%	11.1%	14.8%	10.6%	100.0%	

(1) Excludes our unconsolidated joint venture.
(2) Investment balance in Canada is based on the exchange rate as of June 30, 2019 of $0.7639 per CAD $1.00.

13 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA

PORTFOLIO

Lease Expirations

Lease Expirations [1]

Dollars in thousands

As of June 30, 2019

	Skilled Nursing/ Transitional Care	Senior Housing - Leased	Specialty Hospitals and Other	Total Annualized Revenues	% of Total
2019	$ —	$ —	$ —	$ —	—%
2020 [2]	19,900	—	1,217	21,117	5.0%
2021	4,465	1,134	—	5,599	1.3%
2022	24,121	7,522	3,965	35,608	8.5%
2023	7,334	—	—	7,334	1.7%
2024	32,369	4,327	—	36,696	8.7%
2025	4,766	7,842	—	12,608	3.0%
2026	24,095	585	—	24,680	5.9%
2027	38,164	1,785	32,727	72,676	17.3%
2028	14,381	7,364	3,805	25,550	6.1%
Thereafter	150,527	20,137	8,408	179,072	42.5%
Total Annualized Revenues	$ 320,122	$ 50,696	$ 50,122	$ 420,940	100.0%

(1) Excludes (i) Senior Housing - Managed communities and (ii) four non-operational Skilled Nursing/Transitional Care facilities. Annualized Revenues are net of repositioning reserves, if applicable.
(2) 2020 lease expirations include (i) $7.7 million in Q1, $5.5 million in Q2, $1.0 million in Q3 and $5.7 million in Q4 (on December 31, 2020) of Skilled Nursing/Transitional Care lease expirations and (ii) $1.2 million in Q4 of Specialty Hospitals and Other lease expirations.

14 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
CAPITALIZATION
Overview

Debt

Dollars in thousands

As of June 30, 2019

	Consolidated Debt	Sabra's Share of Unconsolidated JV Debt	Total Debt
Secured debt	$ 116,421	$ 373,657	$ 490,078
Revolving credit facility	275,000	—	275,000
Term loans	1,195,487	—	1,195,487
Senior unsecured notes	1,100,000	—	1,100,000
Total Debt	2,686,908	373,657	3,060,565
Deferred financing costs and premiums/discounts, net	(941)	(5,017)	(5,958)
Total Debt, Net	$ 2,685,967	$ 368,640	$ 3,054,607

Revolving Credit Facility

Dollars in thousands

As of June 30, 2019

Credit facility availability	$ 725,000
Credit facility capacity	1,000,000

Enterprise Value

Dollars in thousands, except per share amounts

As of June 30, 2019

	Shares Outstanding	Price	Value
Common stock	189,515,024	$ 19.69	$ 3,731,551
Consolidated Debt			2,686,908
Cash and cash equivalents			(47,595)
Consolidated Enterprise Value			6,370,864
Sabra's share of unconsolidated joint venture debt			373,657
Sabra's share of unconsolidated joint venture cash and cash equivalents			(5,405)
Total Enterprise Value			$ 6,739,116

Common Stock and Equivalents

	Weighted Average Common Shares			
	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019	
	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO	EPS, FFO and Normalized FFO	AFFO and Normalized AFFO
Common stock	181,535,371	181,535,371	179,954,143	179,954,143
Common equivalents	32,093	32,093	30,816	30,816
Basic common and common equivalents	181,567,464	181,567,464	179,984,959	179,984,959
Dilutive securities:				
Restricted stock and units	686,636	1,439,970	652,100	1,472,726
Diluted common and common equivalents	182,254,100	183,007,434	180,637,059	181,457,685

15
SABRA 2Q 2019 SUPPLEMENTAL INFORMATION
June 30, 2019

SABRA
CAPITALIZATION
Indebtedness

Fixed | Variable Rate Debt

Dollars in thousands

As of June 30, 2019

		Principal	Weighted Average Effective Rate [1]	% of Total
Fixed Rate Debt				
Secured debt	$	116,421	3.67%	3.8%
Unsecured senior notes		1,100,000	5.11%	35.9%
Total fixed rate debt		1,216,421	4.97%	39.7%
Variable Rate Debt [2]				
Revolving credit facility		275,000	3.65%	9.0%
Term loans		1,195,487	2.91%	39.1%
Sabra's share of unconsolidated joint venture variable rate debt		373,657	4.94%	12.2%
Total variable rate debt		1,844,144	3.43%	60.3%
Total Debt	$	3,060,565	4.04%	100.0%

Secured | Unsecured Debt

Dollars in thousands

As of June 30, 2019

		Principal	Weighted Average Effective Rate [1]	% of Total
Secured Debt				
Secured debt	$	116,421	3.67%	3.8%
Sabra's share of unconsolidated joint venture secured debt		373,657	4.94%	12.2%
Total secured debt		490,078	4.64%	16.0%
Unsecured Debt				
Unsecured senior notes		1,100,000	5.11%	35.9%
Revolving credit facility		275,000	3.65%	9.0%
Term loans		1,195,487	2.91%	39.1%
Total unsecured debt		2,570,487	3.93%	84.0%
Total Debt	$	3,060,565	4.04%	100.0%

(1) Weighted average effective interest rate includes private mortgage insurance and impact of interest rate swap and cap agreements.
(2) Term loans include $845.0 million subject to swap agreements that fix LIBOR at a weighted average rate of 1.19%, and $68.8 million (CAD $90.0 million) and $26.7 million (CAD $35.0 million) subject to swap agreements that fix CDOR at 1.59% and 0.93%, respectively. Excluding these amounts, variable rate debt was 29.5% of Total Debt as of June 30, 2019. Additionally, unconsolidated joint venture debt includes $368.4 million subject to interest rate cap agreements that cap LIBOR at a weighted average rate of 2.89%.

16 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA

CAPITALIZATION

Debt Maturity

Debt Maturity Schedule

Dollars in thousands	Secured Debt		Unsecured Senior Notes		Term Loans		Revolving Credit Facility [1]		Consolidated Debt		Sabra's Share of Unconsolidated JV Debt		Total Debt	
As of June 30, 2019	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]	Principal	Rate [2]
7/1/19 - 12/31/19	$ 1,735	3.31%	$ —	—	$ —	—	$ —	—	$ 1,735	3.31%	$ —	—	$ 1,735	3.31%
2020	3,552	3.32%	—	—	200,000	3.85%	—	—	203,552	3.84%	3,505	4.92%	207,057	3.86%
2021	18,751	3.32%	—	—	—	—	275,000	3.65%	293,751	3.63%	9,853	4.92%	303,604	3.67%
2022	3,185	3.27%	—	—	995,487	3.77%	—	—	998,672	3.77%	6,230	4.92%	1,004,902	3.78%
2023	3,282	3.27%	200,000	5.38%	—	—	—	—	203,282	5.34%	6,609	4.92%	209,891	5.33%
2024	3,384	3.28%	300,000	4.80%	—	—	—	—	303,384	4.78%	6,660	4.92%	310,044	4.79%
2025	3,488	3.29%	—	—	—	—	—	—	3,488	3.29%	188,866	4.92%	192,354	4.89%
2026	3,596	3.31%	500,000	5.13%	—	—	—	—	503,596	5.11%	81,497	5.12%	585,093	5.11%
2027	3,707	3.32%	100,000	5.38%	—	—	—	—	103,707	5.31%	70,437	4.83%	174,144	5.11%
2028	3,822	3.33%	—	—	—	—	—	—	3,822	3.33%	—	—	3,822	3.33%
Thereafter	67,919	3.54%	—	—	—	—	—	—	67,919	3.54%	—	—	67,919	3.54%
Total Debt	116,421		1,100,000		1,195,487		275,000		2,686,908		373,657		3,060,565	
Premium, net	—		13,980		—		—		13,980		—		13,980	
Deferred financing costs, net	(1,746)		(7,462)		(5,713)		—		(14,921)		(5,017)		(19,938)	
Total Debt, Net	$ 114,675		$ 1,106,518		$ 1,189,774		$ 275,000		$ 2,685,967		$ 368,640		$ 3,054,607	
Wtd. avg. maturity/years	21.6		6.0		2.8		2.1		4.9		6.3		5.0	
Wtd. avg. effective interest rate [3]	3.67%		5.11%		2.91%		3.65%		3.92%		4.94%		4.04%	

[1] Revolving Credit Facility is subject to two six-month extension options.
[2] Represents actual contractual interest rates excluding private mortgage insurance and impact of interest rate derivative agreements.
[3] Weighted average effective interest rate includes private mortgage insurance and impact of interest rate derivative agreements.

17

SABRA 2Q 2019 SUPPLEMENTAL INFORMATION

June 30, 2019

CAPITALIZATION Credit Metrics and Ratings Key Credit Metrics (1) December 31, 2018 June 30, 2019 Net Debt to Adjusted EBITDA (2)(3) 5.75x 5.31x Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture (2)(3) 6.12x 5.76x Interest Coverage (2) 4.18x 4.62x Fixed Charge Coverage Ratio (2) 4.05x 4.46x Total Debt/Asset Value 43% 39% Secured Debt/Asset Value 2% 2% Unencumbered Assets/Unsecured Debt 218% 246% Cost of Permanent Debt (4) 4.28% 4.09% Unsecured Notes Ratings S&P (Stable outlook) BBB- Fitch (Negative outlook) BBB- Moody's (Stable outlook) Ba1 (1) Key credit statistics (except net debt to adjusted EBITDA) are calculated in accordance with the credit agreement relating to the revolving credit facility and the indentures relating to our unsecured senior notes. (2) Based on the trailing twelve month period ended as of the date indicated. (3) Net Debt to Adjusted EBITDA is calculated based on Annualized Adjusted EBITDA, which is Adjusted EBITDA, as adjusted for annualizing adjustments that give effect to the acquisitions and dispositions completed during the respective period as though such acquisitions and dispositions were completed as of the beginning of the period presented. Net Debt to Adjusted EBITDA - Including Unconsolidated Joint Venture is calculated based on Annualized Adjusted EBITDA, as adjusted, which includes Annualized Adjusted EBITDA and is further adjusted to include the Company's share of the unconsolidated joint venture interest expense. See “Reconciliations of Non-GAAP Financial Measures” on our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap for additional information. (4) Excludes revolving credit facility balance that had an interest rate of 3.65% and 3.75% as of June 30, 2019 and December 31, 2018, respectively. 18 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
FINANCIAL INFORMATION
Condensed Consolidated Financial Statements

Condensed Consolidated Statements of Income

Dollars in thousands, except per share data

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Revenues:				
Rental and related revenues	$ 112,800	$ 144,229	$ 229,187	$ 288,484
Interest and other income	70,495	4,553	73,820	8,891
Resident fees and services	36,071	17,530	53,132	35,023
Total revenues	219,366	166,312	356,139	332,398
Expenses:				
Depreciation and amortization	49,476	46,828	94,425	94,833
Interest	33,608	36,757	69,926	72,575
Triple-net portfolio operating expenses	6,240	—	11,529	—
Senior housing - managed portfolio operating expenses	24,239	12,299	36,279	24,423
General and administrative	8,059	9,383	16,243	17,580
Provision for (recovery of) doubtful accounts, straight-line rental income and loan losses	193	(674)	1,400	539
Impairment of real estate	2,002	881	105,136	1,413
Total expenses	123,817	105,474	334,938	211,363
Other (expense) income:				
Loss on extinguishment of debt	(10,119)	—	(10,119)	—
Other (expense) income	(1)	—	170	2,820
Net gain on sales of real estate	2,755	142,903	1,235	142,431
Total other (expense) income	(7,365)	142,903	(8,714)	145,251
Income before loss from unconsolidated joint venture and income tax expense	88,184	203,741	12,487	266,286
Loss from unconsolidated joint venture	(3,647)	(2,347)	(5,030)	(1,901)
Income tax expense	(854)	(605)	(1,466)	(1,115)
Net income	83,683	200,789	5,991	263,270
Net income attributable to noncontrolling interests	(6)	(2)	(18)	(12)
Net income attributable to Sabra Health Care REIT, Inc.	83,677	200,787	5,973	263,258
Preferred stock dividends	—	(7,207)	—	(9,768)
Net income attributable to common stockholders	$ 83,677	$ 193,580	$ 5,973	$ 253,490
Net income attributable to common stockholders, per:				
Basic common share	$ 0.46	$ 1.09	$ 0.03	$ 1.42
Diluted common share	$ 0.46	$ 1.08	$ 0.03	$ 1.42
Weighted-average number of common shares outstanding, basic	181,567,464	178,314,750	179,984,959	178,304,733
Weighted-average number of common shares outstanding, diluted	182,254,100	178,684,024	180,637,059	178,600,789

19 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Balance Sheets Dollars in thousands, except per share data June 30, 2019 December 31, 2018 (unaudited) Assets Real estate investments, net of accumulated depreciation of $464,970 and $402,338 as of June 30, 2019 and December 31, 2018, respectively $ 5,378,874 $ 5,853,545 Loans receivable and other investments, net 111,203 113,722 Investment in unconsolidated joint venture 328,207 340,120 Cash and cash equivalents 47,595 50,230 Restricted cash 9,879 9,428 Lease intangible assets, net 108,877 131,097 Accounts receivable, prepaid expenses and other assets, net 138,544 167,161 Total assets $ 6,123,179 $ 6,665,303 Liabilities Secured debt, net $ 114,675 $ 115,679 Revolving credit facility 275,000 624,000 Term loans, net 1,189,774 1,184,930 Senior unsecured notes, net 1,106,518 1,307,394 Accounts payable and accrued liabilities 100,635 94,827 Lease intangible liabilities, net 76,201 83,726 Total liabilities 2,862,803 3,410,556 Equity Common stock, $.01 par value; 250,000,000 shares authorized, 189,515,024 and 178,306,528 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively 1,895 1,783 Additional paid-in capital 3,725,971 3,507,925 Cumulative distributions in excess of net income (460,832) (271,595) Accumulated other comprehensive (loss) income (10,936) 12,301 Total Sabra Health Care REIT, Inc. stockholders’ equity 3,256,098 3,250,414 Noncontrolling interests 4,278 4,333 Total equity 3,260,376 3,254,747 Total liabilities and equity $ 6,123,179 $ 6,665,303 20 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

FINANCIAL INFORMATION Condensed Consolidated Financial Statements Condensed Consolidated Statements of Cash Flows Dollars in thousands Six Months Ended June 30, 2019 2018 Cash flows from operating activities: Net income $ 5,991 $ 263,270 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 94,425 94,833 Amortization of above and below market lease intangibles, net 2,703 (1,368) Non-cash interest income adjustments (1,125) (1,174) Non-cash interest expense 5,323 4,997 Stock-based compensation expense 5,570 3,839 Non-cash lease termination income (9,725) — Loss on extinguishment of debt 10,119 — Straight-line rental income adjustments (10,710) (23,752) Provision for doubtful accounts, straight-line rental income and loan losses 1,400 539 Net gain on sales of real estate (1,235) (142,431) Impairment of real estate 105,136 1,413 Loss from unconsolidated joint venture 5,030 1,901 Distributions of earnings from unconsolidated joint venture 6,884 3,610 Changes in operating assets and liabilities: Accounts receivable, prepaid expenses and other assets, net (5,289) (2,130) Accounts payable and accrued liabilities (22,619) 8,006 Net cash provided by operating activities 191,878 211,553 Cash flows from investing activities: Acquisition of real estate — (213,982) Origination and fundings of loans receivable (8,823) (28,157) Origination and fundings of preferred equity investments — (945) Additions to real estate (8,596) (16,817) Repayments of loans receivable 10,102 38,887 Repayments of preferred equity investments 2,463 375 Investment in unconsolidated joint venture — (354,461) Net proceeds from the sales of real estate 322,736 278,201 Net cash provided by (used in) investing activities 317,882 (296,899) Cash flows from financing activities: Net (repayments of) borrowings from revolving credit facility (349,000) 35,000 Proceeds from issuance of senior unsecured notes 300,000 — Principal payments on senior unsecured notes (500,000) — Principal payments on secured debt (1,703) (2,128) Payments of deferred financing costs (4,413) (12) Payments related to extinguishment of debt (6,895) — Distributions to noncontrolling interests (73) (72) Preferred stock redemption — (143,750) Issuance of common stock, net 211,575 (499) Dividends paid on common and preferred stock (161,735) (164,736) Net cash used in financing activities (512,244) (276,197) Net decrease in cash, cash equivalents and restricted cash (2,484) (361,543) Effect of foreign currency translation on cash, cash equivalents and restricted cash 300 (252) Cash, cash equivalents and restricted cash, beginning of period 59,658 587,449 Cash, cash equivalents and restricted cash, end of period $ 57,474 $ 225,654 Supplemental disclosure of cash flow information: Interest paid $ 74,631 $ 67,793 21 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

SABRA
FINANCIAL INFORMATION
FFO, Normalized FFO, AFFO and Normalized AFFO

FFO, Normalized FFO, AFFO and Normalized AFFO

Dollars in thousands

	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Net income attributable to common stockholders	$ 83,677	$ 193,580	$ 5,973	$ 253,490
Add:				
Depreciation and amortization of real estate assets	49,476	46,828	94,425	94,833
Depreciation and amortization of real estate assets related to noncontrolling interests	(39)	(40)	(79)	(80)
Depreciation and amortization of real estate assets related to unconsolidated joint venture	5,347	6,163	10,663	10,715
Net gain on sales of real estate	(2,755)	(142,903)	(1,235)	(142,431)
Net loss on sales of real estate related to unconsolidated joint venture	1,690	—	1,690	—
Impairment of real estate	2,002	881	105,136	1,413
FFO attributable to common stockholders	$ 139,398	$ 104,509	$ 216,573	$ 217,940
Lease termination income	(66,948)	—	(66,948)	—
Loss on extinguishment of debt	10,119	—	10,119	—
Provision for (recovery of) doubtful accounts and loan losses, net	193	(829)	1,400	(1,692)
Other normalizing items [(1)]	1,918	5,995	8,958	5,188
Normalized FFO attributable to common stockholders	$ 84,680	$ 109,675	$ 170,102	$ 221,436
FFO attributable to common stockholders	$ 139,398	$ 104,509	$ 216,573	$ 217,940
Merger and acquisition costs	56	112	62	442
Stock-based compensation expense	2,795	2,704	5,570	3,839
Straight-line rental income adjustments	(5,242)	(12,189)	(10,710)	(23,752)
Amortization of above and below market lease intangibles, net	(1,601)	(684)	2,703	(1,368)
Non-cash interest income adjustments	(563)	(604)	(1,125)	(1,174)
Non-cash interest expense	2,762	2,516	5,323	4,997
Non-cash portion of loss on extinguishment of debt	3,224	—	3,224	—
Provision for doubtful straight-line rental income, loan losses and other reserves	193	311	1,400	2,492
Non-cash lease termination income	(9,725)	—	(9,725)	—
Other non-cash adjustments related to unconsolidated joint venture	1,031	782	2,146	1,014
Other non-cash adjustments	46	15	98	30
AFFO attributable to common stockholders	$ 132,374	$ 97,472	$ 215,539	$ 204,460
Cash portion of lease termination income	(57,223)	—	(57,223)	—
Cash portion of loss on extinguishment of debt	6,895	—	6,895	—
Recovery of doubtful cash income	—	(985)	—	(1,951)
Other normalizing items [(1)]	1,885	5,766	3,017	4,782
Normalized AFFO attributable to common stockholders	$ 83,931	$ 102,253	$ 168,228	$ 207,291
Amounts per diluted common share attributable to common stockholders:				
Net income	$ 0.46	$ 1.08	$ 0.03	$ 1.42
FFO	$ 0.76	$ 0.58	$ 1.20	$ 1.22
Normalized FFO	$ 0.46	$ 0.61	$ 0.94	$ 1.24
AFFO	$ 0.72	$ 0.54	$ 1.19	$ 1.14
Normalized AFFO	$ 0.46	$ 0.57	$ 0.93	$ 1.16
Weighted average number of common shares outstanding, diluted:				
Net income, FFO and Normalized FFO	182,254,100	178,684,024	180,637,059	178,600,789
AFFO and Normalized AFFO	183,007,434	179,226,155	181,457,685	179,215,960

(1) The three and six months ended June 30, 2019 include $1.0 million of incremental interest expense related to the redemption of the 2021 Notes. For AFFO, the six months ended June 30, 2019 also includes $5.9 million of write-offs related to above/below market rent intangibles. The three and six months ended June 30, 2018 include $5.5 million of capitalized issuance costs written off as a result of the preferred stock redemption. The six months ended June 30, 2018 also includes a contingency fee of $2.0 million earned during the period related to a legacy CCP investment. In addition, other normalizing items for FFO include un-reimbursed triple-net operating expenses and CCP merger and transition costs and other normalizing items for AFFO include un-reimbursed triple-net operating expenses and CCP transition costs.

22 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

FINANCIAL INFORMATION Components of Net Asset Value (NAV) We disclose components of our business relevant to calculate NAV. We consider NAV to be a useful supplemental measure that assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. The components of NAV do not consider potential changes in our investment portfolio. The components include non-GAAP financial measures, such as Cash NOI. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP financial measures as supplemental information to evaluate our business. Annualized Cash NOI Dollars in thousands Skilled Nursing/Transitional Care $ 320,121 Senior Housing - Leased 50,696 Senior Housing - Managed 84,770 Specialty Hospitals and Other 50,122 Annualized Cash NOI (Excluding Loans Receivable and Other Investments) $ 505,709 Obligations Dollars in thousands Secured debt (1) $ 116,421 Unsecured senior notes (1) 1,100,000 Revolving credit facility 275,000 Term loans (1) 1,195,487 Sabra’s share of unconsolidated joint venture debt (2) 373,657 Total Debt 3,060,565 Add (less): Cash and cash equivalents and restricted cash (57,474) Sabra’s share of unconsolidated joint venture cash and cash equivalents and restricted cash (3) (10,490) Accounts payable and accrued liabilities (4) 90,729 Net obligations $ 3,083,330 Other Assets Dollars in thousands Loans receivable and other investments, net $ 111,203 Accounts receivable, prepaid expenses and other assets, net (4) 36,422 Total other assets $ 147,625 Common Shares Outstanding Total shares 189,515,024 (1) Amounts represent principal amounts due and exclude deferred financing costs, net and premiums/discounts, net. (2) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s debt. (3) Represents Sabra’s 49% share of unconsolidated Enlivant joint venture’s cash and cash equivalents and restricted cash. (4) Includes balances that impact cash or NOI and excludes non-cash items. 23 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

APPENDIX Disclaimer Disclaimer This supplement contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward- looking statements include all statements regarding our expected future financial position, results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments, and plans and objectives for future operations. Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including among others, the following: our dependence on the operating success of our tenants; the potential variability of our reported rental and related revenues following the adoption of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs (“Topic 842”) on January 1, 2019; operational risks with respect to our Senior Housing - Managed communities; the effect of our tenants declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the possibility that Sabra may not acquire the remaining majority interest in the Enlivant joint venture; risks associated with our investments in joint ventures; changes in healthcare regulation and political or economic conditions; the impact of required regulatory approvals of transfers of healthcare properties; competitive conditions in our industry; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; increases in market interest rates; the potential phasing out of the London Interbank Offered Rate (“LIBOR”) benchmark after 2021; our ability to raise capital through equity and debt financings; changes in foreign currency exchange rates; the relatively illiquid nature of real estate investments; the loss of key management personnel; uninsured or underinsured losses affecting our properties and the possibility of environmental compliance costs and liabilities; the impact of a failure or security breach of information technology in our operations; our ability to maintain our status as a real estate investment trust (“REIT”); changes in tax laws and regulations affecting REITs (including the potential effects of the Tax Cuts and Jobs Act); compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; and the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities.  Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this supplement or to reflect the occurrence of unanticipated events, unless required by law to do so. Note Regarding Non-GAAP Financial Measures This supplement includes the following financial measures defined as non-GAAP financial measures by the SEC: net operating income (“NOI”), Cash NOI, funds from operations attributable to common stockholders (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share, Normalized AFFO per diluted common share and Adjusted EBITDA (defined below). These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this supplement and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. Tenant and Borrower Information This supplement includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this supplement has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only. Sabra Information The information in this supplemental information package should be read in conjunction with the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On Sabra’s website, www.sabrahealth.com, you can access, free of charge, Sabra's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports file or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC. The information contained on Sabra’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. All material filed with the SEC can also be accessed through its website, www.sec.gov. For more information, contact Investor Relations at (888) 393-8248 or investorrelations@sabrahealth.com. 24 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

APPENDIX Reporting Definitions Adjusted EBITDA* Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) excluding the impact of merger-related costs, stock-based compensation expense under the Company's long-term equity award program, and loan loss reserves. Adjusted EBITDA is an important non- GAAP supplemental measure of operating performance. Ancillary Supported Tenant A tenant, or one of its affiliates, that owns an ancillary business that depends on providing services to the residents of the properties leased by the affiliated operating company (Sabra’s tenant) for a meaningful part of the ancillary business's profitability and has below market EBITDAR coverage. Annualized Cash Net Operating Income (“Annualized Cash NOI”)* The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Annualized Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Annualized Cash NOI as Annualized Revenues less operating expenses and non-cash revenues and expenses. Annualized Cash NOI excludes all other financial statement amounts included in net income. Annualized Revenues  The annual contractual rental revenues under leases and interest and other income generated by the Company’s loans receivable and other investments based on amounts invested and applicable terms as of the end of the period presented. Annualized Revenues do not include tenant recoveries or additional rents and are net of repositioning reserves, if applicable. Cash Net Operating Income (“Cash NOI”)*    The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers Cash NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines Cash NOI as total revenues less operating expenses and non-cash revenues and expenses. Cash NOI excludes all other financial statement amounts included in net income. Consolidated Debt  The principal balances of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness as reported in the Company’s condensed consolidated financial statements. Consolidated Debt, Net The carrying amount of the Company’s revolving credit facility, term loans, senior unsecured notes, and secured indebtedness, as reported in the Company’s condensed consolidated financial statements. Consolidated Enterprise Value The Company believes Consolidated Enterprise Value is an important measurement as it is a measure of a company’s value. The Company calculates Consolidated Enterprise Value as market equity capitalization plus Consolidated Debt. Market equity capitalization is calculated as (i) the number of shares of common stock multiplied by the closing price of the Company’s common stock on the last day of the period presented plus (ii) the number of shares of preferred stock multiplied by the closing price of the Company’s preferred stock on the last day of the period presented. Consolidated Enterprise Value includes the Company’s market equity capitalization and Consolidated Debt, less cash and cash equivalents. EBITDAR  Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for a particular facility accruing to the operator/tenant of the property (not the Company) for the period presented. EBITDAR includes an imputed management fee of 5.0% of revenues for Skilled Nursing/Transitional Care facilities and Senior Housing - Leased communities and an imputed management fee of 2.5% of revenues for Specialty Hospitals and Other facilities. The Company uses EBITDAR in determining EBITDAR Coverage. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company. EBITDAR Coverage  Represents the ratio of EBITDAR to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDAR Coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant (not the Company) to meet the operator's/ tenant's related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. EBITDAR Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis and one legacy CCP tenant), one Ancillary Supported Tenant and facilities for which data is not available or meaningful. EBITDARM  Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. The usefulness of EBITDARM is limited by the same factors that limit the usefulness of EBITDAR. Together with EBITDAR, the Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure. 25 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

APPENDIX Reporting Definitions EBITDARM Coverage  Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes significant tenants with meaningful credit enhancement through guarantees (which include Genesis and one legacy CCP tenant), one Ancillary Supported Tenant and facilities for which data is not available or meaningful. Fixed Charge Coverage Ratio EBITDAR (including adjustments for one-time and pro forma items) for the period indicated (one quarter in arrears) for all operations of any entities that guarantee the tenants’ lease obligations to the Company divided by the same period cash rent expense, interest expense and mandatory principal payments for operations of any entity that guarantees the tenants’ lease obligation to the Company. Fixed Charge Coverage is a supplemental measure of a guarantor’s ability to meet the operator’s/tenant’s cash rent and other obligations to the Company should the operator/tenant be unable to do so itself. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. Fixed Charge Coverage is calculated by the Company as described above based on information provided by guarantors without independent verification by the Company and may differ from similar metrics calculated by the guarantors. Funds From Operations Attributable to Common Stockholders (“FFO”) and Adjusted Funds from Operations Attributable to Common Stockholders (“AFFO”)*  The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations attributable to common stockholders, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations attributable to common stockholders, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income attributable to common stockholders, as defined by GAAP. FFO is defined as net income attributable to common stockholders, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint venture, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint venture, and real estate impairment charges. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, straight-line rental income adjustments, amortization of above and below market lease intangibles, non-cash interest income adjustments, non-cash interest expense, change in fair value of contingent consideration, non-cash portion of loss on extinguishment of debt, provision for doubtful straight-line rental income, loan losses and other reserves and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint venture. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income attributable to common stockholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than the Company does. Investment Represents the carrying amount of real estate assets after adding back accumulated depreciation and amortization and excludes net intangible assets and liabilities. Investment also includes the Company’s pro rata share of the real estate assets held in the Company’s unconsolidated joint venture. Market Capitalization Total common shares of Sabra outstanding multiplied by the closing price per common share as of a given period. Net Operating Income (“NOI”)*   The Company believes that net income attributable to common stockholders as defined by GAAP is the most appropriate earnings measure. The Company considers NOI an important supplemental measure because it allows investors, analysts and its management to evaluate the operating performance of its investments. The Company defines NOI as total revenues less operating expenses. NOI excludes all other financial statement amounts included in net income. 26 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019

APPENDIX Reporting Definitions Normalized FFO and Normalized AFFO* Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does. Occupancy Percentage Occupancy Percentage represents the facilities’ average operating occupancy for the period indicated. The percentages are calculated by dividing the actual census from the period presented by the available beds/units for the same period. Occupancy includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Occupancy Percentage for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. REVPOR REVPOR represents the average revenues generated per occupied room per month at Senior Housing - Managed communities for the period indicated. It is calculated as resident fees and services revenues divided by average monthly occupied room days. REVPOR includes only Stabilized Facilities. REVPOR for the Company’s unconsolidated joint venture is weighted to reflect the Company’s pro rata share. Senior Housing  Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities. Senior Housing - Managed Senior Housing communities operated by third-party property managers pursuant to property management agreements. Skilled Mix  Skilled Mix is defined as the total Medicare and non-Medicaid managed care patient revenue at Skilled Nursing/Transitional Care facilities divided by the total revenues at Skilled Nursing/Transitional Care facilities for the period indicated. Skilled Mix includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful. Skilled Nursing/Transitional Care Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities. Specialty Hospitals and Other Includes acute care, long-term acute care, rehabilitation and behavioral hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care or Senior Housing. Stabilized Facility At the time of acquisition, the Company classifies each facility as either stabilized or pre-stabilized. In addition, the Company may classify a facility as pre- stabilized after acquisition. Circumstances that could result in a facility being classified as pre-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities will be reclassified to stabilized upon maintaining consistent occupancy (85% for Skilled Nursing/Transitional Care facilities and 90% for Senior Housing communities) but in no event beyond 24 months after the date of classification as pre-stabilized. Stabilized Facilities exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being sold pursuant to the Company’s CCP portfolio repositioning, (iv) facilities being transitioned to a new operator, (v) facilities being transitioned from leased by the Company to being operated by the Company and (vi) facilities acquired during the three months preceding the period presented. Total Debt Consolidated Debt plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. Total Debt, Net Consolidated Debt, Net plus the Company’s pro rata share of the carrying amount of the debt of the Company’s unconsolidated joint venture. Total Enterprise Value Consolidated Enterprise Value plus the Company’s pro rata share of the principal balances of the debt of the Company’s unconsolidated joint venture. *Non-GAAP Financial Measures Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this supplement can be found at http://www.sabrahealth.com/investors/financials/reports-presentations/non-gaap. 27 SABRA 2Q 2019 SUPPLEMENTAL INFORMATION June 30, 2019